UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021 (March 2, 2021)

Orchid Island Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	ORC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 2, 2021, Orchid Island Capital, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”), relating to the offer and sale of 8,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Underwriter has agreed to purchase the shares of Common Stock from the Company pursuant to the Underwriting Agreement at $5.45 per share. In addition, the Company granted the Underwriter a 30-day option to purchase up to an additional 1,200,000 shares of Common Stock on the same terms and conditions, which the Underwriter exercised in full on March 3, 2021. Subject to satisfaction of customary closing conditions, the closing of the offering of the 9,200,000 shares of Common Stock (including the 1,200,000 shares of Common Stock being issued pursuant to the Underwriter’s option) is expected to occur on March 5, 2021. The Company estimates that the net proceeds to the Company will be approximately $50.0 million after deduction of the estimated offering expenses payable by the Company.

The Company expects to use the net proceeds of the offering to invest in a targeted mix of Agency RMBS and for general corporate purposes. The Company then expects to borrow against the Agency RMBS that it purchases with the net proceeds of this offering through repurchase agreements and use the proceeds of the borrowings to acquire additional Agency RMBS.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company.  The Company also agreed to indemnify the Underwriter against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriter may be required to make in respect of these liabilities. In the ordinary course of business, the Underwriter or its affiliates have engaged, and may in the future engage, in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have and may receive customary fees and expenses.

The shares of Common Stock were issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-236144), which was declared effective by the Securities and Exchange Commission on February 10, 2020.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its Maryland counsel, Venable LLP, with respect to the legality of the shares, and is filing as Exhibit 8.1 hereto an opinion of its counsel, Vinson & Elkins L.L.P., with respect to tax matters.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 2, 2021, by and among the Company, Bimini Advisors, LLC and J.P. Morgan Securities LLC, as the sole underwriter

5.1	Opinion of Venable LLP, dated March 4, 2021, with respect to the legality of the shares

8.1	Opinion of Vinson & Elkins L.L.P., dated March 4, 2021, with respect to tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRLdocument)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2021

ORCHID ISLAND CAPITAL, INC.

By:	/s/ Robert E. Cauley
Name:	Robert E. Cauley
Title:	Chairman and Chief Executive Officer